                                                                  EXHIBIT 12

                   EMERSON ELECTRIC CO. AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   NINE MONTHS ENDED JUNE 30, 2000
                           (Dollars in millions)


Earnings:
   Income before income taxes <F1>                            $1,634.2
   Fixed charges                                                 253.4
                                                              --------
      Earnings, as defined                                    $1,887.6
                                                              ========

Fixed charges:
   Interest expense                                           $  209.0
   One-third of all rents                                         44.4
                                                              --------
      Total fixed charges                                     $  253.4
                                                              ========

Ratio of Earnings to Fixed Charges                                 7.4x
                                                              ========




<F1>
Represents income before income taxes and minority interests in the income of consolidated subsidiaries with fixed charges.